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                                                                     EXHIBIT 1.1

                     CABCO TRUST FOR J. C. PENNEY DEBENTURES



                          2,106,000 Trust Certificates


                             UNDERWRITING AGREEMENT

                                 March 18, 1999



PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Salomon Smith Barney Inc.
390 Greenwich Street, 4th Floor
New York, NY  10013

Ladies and Gentlemen:

                  CABCO Trust for J. C. Penney Debentures, a common law trust created under the laws of the state of New York (the "Trust"), proposes to sell to PaineWebber Incorporated ("PaineWebber") and Salomon Smith Barney Inc. ("SSB" and, together with PaineWebber, the "Underwriters"), pursuant to this agreement (this "Agreement"), 2,106,000 Trust Certificates, principal amount $25 per certificate (the "Certificates"), to be issued pursuant to the Amended and Restated Trust Agreement to be dated as of the Closing Date (as defined below), including the Standard Terms and Provisions of Series Trust Deposit Agreement incorporated therein by reference (the "Trust Agreement") between Corporate Asset Backed Corporation (the "Depositor") and United States Trust Company of New York, as trustee (the "Trustee"). The Certificates will represent in the aggregate the entire beneficial ownership interest in the Trust, whose sole asset consists of $52,650,000 of 75/8% Debentures due 2097 issued by J. C. Penney Company, Inc. exclusive of interest accrued thereon from and including March 1, 1999, to but excluding the Closing Date (exclusive of such interest, the "Underlying Securities"). Pursuant to an assignment agreement dated as of the Closing Date (the "Assignment Agreement") between PaineWebber and the Depositor, PaineWebber will convey the Underlying Securities to the Depositor. Pursuant to the Trust Agreement and a Cross-Receipt, the Depositor will convey the Underlying Securities to the Trustee. The Certificates are described more fully in the Registration Statement (as hereinafter defined). This is to confirm the arrangements with respect to the Underwriters' purchase of the Certificates.


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                  The Assignment Agreement, the Trust Agreement and this
Agreement are collectively referred to herein as the "Transaction Documents."

                  The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-91744) for the registration of the Certificates under the Securities Act of 1933 (the "1933 Act"), which registration statement has become effective and copies of which, as amended to the date hereof, have been delivered to the Underwriters. The Depositor proposes to file with the Commission pursuant to Rule 424(b)(5) under the rules and regulations of the Commission under the Act (the "1933 Act Regulations") a prospectus supplement dated March 18, 1999 (the "Prospectus Supplement") to the prospectus (the "Base Prospectus") dated March 18, 1999 included in such registration statement, relating to the Certificates and the method of distribution thereof. Such registration statement on Form S-3, including exhibits thereto, as amended as of the date hereof, is hereinafter called the "Registration Statement"; and such prospectus, as supplemented by the Prospectus Supplement, is hereinafter called the "Prospectus."

                  SECTION 1.  Representations and Warranties.

                  (a) The Depositor represents and warrants to each of the Trustee and the Underwriters as follows:

                           (i) The Registration Statement, as amended as of the effective date thereof (the "Effective Date"), and the Prospectus, as of the date thereof, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Registration Statement, as of the Effective Date, did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date thereof, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Depositor in writing by the Underwriters expressly for use in the Registration Statement or Prospectus. The Depositor and the Underwriters hereby acknowledge that only the statements set forth in the paragraph immediately preceding the final paragraph of page 2 of the Base Prospectus, the first sentence of the final paragraph of page 2 of the Base Prospectus, the final paragraph of the cover of the Prospectus Supplement and under the caption "Underwriting" in the Prospectus Supplement constitute statements made in reliance upon and in conformity with information furnished to the Depositor in writing by the Underwriters expressly for use in the Registration Statement or Prospectus.

                           (ii) Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings,


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         business affairs or business prospects of the Depositor, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Depositor, other than those in the ordinary course of business, which are material with respect to the Depositor.

                           (iii) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business, as now conducted by it, and to enter into and perform its obligations under the Transaction Documents to which it is a party.

                           (iv) The Depositor is not in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party, or to which any of the property or assets of the Depositor may be subject, or by which it or any of them may be bound; and the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated therein and compliance by the Depositor with its obligations thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Depositor pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or any of them may be bound, or to which any of the property or assets of the Depositor is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Depositor or any applicable law, administrative regulation or administrative or court decree.

                           (v) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Depositor, threatened against or affecting the Depositor, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the transactions contemplated by the Transaction Documents to which it is a party; all pending legal or governmental proceedings to which the Depositor is a party or of which its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.



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                           (vi) No authorization, approval or consent of any
         court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Certificates, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Certificates by the Underwriters.

                           (vii) The Depositor possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Depositor has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Depositor.

                           (viii) Each of the Transaction Documents to which it is a party has been duly authorized, executed and delivered by the Depositor and constitutes a legal, valid and binding agreement enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of such Transaction Documents that purport to provide indemnification from securities law liabilities.

                           (ix) At the time of the execution and delivery of the Trust Agreement, the Depositor (A) will have good and marketable title to the Bonds being transferred by it to the Trustee pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens"), (B) will not have assigned to any person any of its right, title or interest in such Bonds or in the Trust Agreement and (C) will have the power and authority to transfer such Bonds to the Trustee, and upon execution and delivery of the Trust Agreement, the Trustee will have acquired ownership of all of the Depositor's right, title and interest in and to the related Bonds, and upon delivery to the Underwriters of the Certificates pursuant to this Agreement, the Underwriters will have good and marketable title to the Certificates, in each case free of Liens.

                           (x) The Certificates and the Trust Agreement will each conform in all material respects to the descriptions thereof contained in the Prospectus, and the Certificates, when duly and validly authorized, executed, authenticated and delivered in accordance with the Trust Agreement and paid for as provided herein, will be entitled to the benefits of the Trust Agreement.

                           (xi) The Trust created by the Trust Agreement will not be required to be registered as an investment company under the Investment Company Act of 1940, as


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         amended (the "1940 Act"), and, as of the Closing Date, the Trust
         Agreement shall be duly qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                           (xii) At the Closing Date, each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Group shall have assigned an investment grade rating to the Certificates.

                           (xiii) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Transaction Documents to which it is a party and the Certificates have been paid or will be paid at or prior to the Closing Date.

                           (xiv) The sale of the Bonds to the Trustee on the Closing Date will be treated by the Depositor for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

                  (b) Any certificate signed by any officer of the Depositor and delivered to the Trustee, the Underwriters or their counsel shall be deemed a representation and warranty by the Depositor to the Trustee and the Underwriters as to the matters covered thereby.

                  SECTION 2.  Purchase and Sale.

                  Subject to the terms and conditions herein set forth and in reliance upon the representations and warranties herein contained, the Trust agrees to sell to the Underwriters, and each of the Underwriters agrees to purchase from the Trust, at a purchase price set forth on Schedule A hereto, the number of Certificates set forth on Schedule A hereto.

                  SECTION 3.  Delivery and Payment.

                  Payment of the purchase price for, and delivery of, the Certificates to be purchased by the Underwriters shall be made at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriters and the Trust, at 10:00 a.m. New York City time, on March 25, 1999, which date and time may be postponed by agreement between you and the Trust (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Trust or its order at the Trust's option, by (i) appropriate notation of an inter company transfer between affiliates of PaineWebber Group, Inc. or (ii) in immediately available Federal funds wired to such bank as may be designated by the Trust, against delivery of the Certificates. The Certificates shall be in such denominations and registered in such names as you may request in writing at least two business days before the Closing Date. The Certificates will be made available for examination and packaging by you not later than 10:00 a.m. on the last business day prior to the Closing Date.



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                  SECTION 4. Covenants of the Depositor. The Depositor covenants with the Trustee and the Underwriters as follows:

                  (a) The Depositor will give the Trustee and the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Depositor proposes for use by the Underwriters in connection with the offering of the Certificates which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which either of the Underwriters shall reasonably object.

                  (b) The Depositor will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b)(5) under the 1933 Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

                  (c) The Depositor will deliver to the Underwriters as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Underwriters may reasonably request and will also deliver to the Underwriters a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits).

                  (d) The Depositor will furnish to the Underwriters, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

                  (e) If, during the period after the first date of the public offering of the Certificates in which a prospectus relating to the Certificates is required to be delivered under the 1933 Act, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Depositor, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Depositor will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Depositor) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Depositor will furnish to the Trustee and the Underwriters a reasonable number of copies of such amendment or supplement.



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                  (f) The Depositor will endeavor to arrange for the
qualification of the Certificates for sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, however, that the Depositor shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Certificates have been so qualified, the Depositor will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

                  (g) If the transactions contemplated by this Agreement are consummated, the Depositor will pay or cause to be paid all expenses incident to the performance of the obligations of the Depositor under this Agreement.

                  (h) If, during the period after the Closing Date in which a prospectus relating to the Certificates is required to be delivered under the 1933 Act, the Depositor receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Certificates is in effect, the Depositor will immediately advise the Underwriters and the Trustee of the issuance of such stop order. The Depositor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  SECTION 5. Conditions of Underwriters' Obligations. The Underwriters' obligation to purchase the Certificates shall be subject to the following conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the Depositor's knowledge, threatened by the Commission.

                  (b) On the Closing Date, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Trust in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

                  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Trust at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party.

                  SECTION 6.  Indemnification.



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                  (a) The Depositor agrees to indemnify and hold harmless the
Underwriters and each person, if any, who controls either of the Underwriters, within the meaning of Section 15 of the 1933 Act, as follows:

                           (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Depositor; and

                           (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Depositor by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or Prospectus (or any amendment or supplement thereto). The Depositor and the Underwriters hereby acknowledge that only the statements set forth in the paragraph immediately preceding the final paragraph of page 2 of the Base Prospectus, the first sentence of the final paragraph of page 2 of the Base Prospectus, the final paragraph of the cover of the Prospectus Supplement and under the caption "Underwriting" in the Prospectus Supplement constitute statements made in reliance upon and in conformity with information furnished to the Depositor in writing by the Underwriters expressly for use in the Registration Statement or Prospectus.

                  (b) The Underwriters agree to indemnify and hold harmless the Depositor, its directors, each of its officers who signed the Registration Statement, and each person, if any, who


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controls the Depositor within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Depositor by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). The Depositor and the Underwriters hereby acknowledge that only the statements set forth in the paragraph immediately preceding the final paragraph of page 2 of the Prospectus, the first sentence of the final paragraph of page 2 of the Prospectus, the final paragraph of the cover of the Prospectus Supplement and under the caption "Underwriting" in the Prospectus Supplement constitute statements made in reliance upon and in conformity with information furnished to the Depositor in writing by the Underwriters expressly for use in the Registration Statement or Prospectus.

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                  SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Depositor and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Depositor and the Underwriters, as incurred, in such proportion as is appropriate to reflect not only the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the Certificates but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted on such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Depositor on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Depositor or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Depositor, each


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
officer of the Depositor who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 14 of the 1933 Act shall have the same rights to contribution as the Depositor.

                  SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Trust, and shall survive delivery of the Certificates to the Underwriters.

                  SECTION 9.  Termination of Agreement.

                  (a) If the Trust Agreement is not executed by the Closing Date, this Agreement shall terminate within 15 days after the Closing Date, and such termination shall be without liability of any party to any other party.

                  (b) The Underwriters may terminate this Agreement, by notice to the Trust and the Depositor, at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement or since the date as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Certificates or to enforce contracts for the sale of the Certificates, or (iii) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities.


                  (c) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party.

                  SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to PaineWebber shall be directed to PaineWebber Incorporated at 1285 Avenue of the Americas, New York, New York 10019, Attention: Jonathan Gottlieb; notices to SSB shall be directed to Salomon Smith Barney Inc., 390 Greenwich Street, 4th Floor, New York, NY 10013, Attention: Peter Jurdjevic; notices to the Trust shall be directed to the Trustee at United States Trust Company of New York, 114 West 47th Street, New York, New York 10036-1532, Attention: Thomas Musarra; and notices to the Depositor shall be directed to Corporate Asset Backed


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
Corporation, c/o PaineWebber Incorporated at 1285 Avenue of the Americas, New York, New York 10019, Attention: Jonathan Gottlieb; or, as to any party, such other address as may hereafter be furnished by such party to the other in writing.

                  SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Depositor and the Trust and their respective successors. In addition, this Agreement shall inure to the benefit of any third party named herein as a third party beneficiary and only to the extent provided herein. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Trust and their respective successors and the controlling persons and officers and directors referred to in Section 5 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Trust and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Certificates from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 12. Governing Law; and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

                            [SIGNATURE PAGE FOLLOWS]


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                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust and the Depositor a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Underwriters, the Trust and the Depositor in accordance with its terms.

                            Very truly yours,

                            CABCO TRUST FOR J. C. PENNEY DEBENTURES

                            By: UNITED STATES TRUST COMPANY OF
                                   NEW YORK, not in its individual capacity
                                   but solely as Trustee


                                  By:   /s/ Thomas Musarra
                                        Name: Thomas Musarra
                                        Title:   Senior Vice President


                            CORPORATE ASSET BACKED CORPORATION


                            By:   /s/ Thomas C. Naratil
                                 Name: Thomas C. Naratil
                                 Title:   President, Chief Executive Officer and
                                         Executive Vice President

CONFIRMED AND ACCEPTED,
as of the date first above written:

PAINEWEBBER INCORPORATED


By:   /s/ Peter Masco
     Name: Peter Masco
     Title:   Managing Director

SALOMON SMITH BARNEY INC.


By:   /s/ Lee W. Ressegue
     Name: Lee W. Ressegue
     Title:   Managing Director

                                   SCHEDULE A



Underwriter                                           Price                      Number of Certificates
-----------                                           -----                      ----------------------
PaineWebber Incorporated                         $25,495,762.50                         1,053,000
Salomon Smith Barney Inc.                        $25,495,762.50                         1,053,000
                                                 --------------                         ---------
          Total                                    $50,991,525                          2,106,000
                                                   ===========                          =========




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